RELEASE AND SETTLEMENT AGREEMENT

This Release and Settlement Agreement is entered into on December 29, 2016 by and between Connect-X Capital Markets, LLC (“Holder”) on behalf of its predecessors, successors and assigns, and Endurance Exploration Group, Inc. (“Maker”).

WHEREAS, the HOLDER has loaned the MAKER a total of Three Hundred and Five Thousand ($305,000) at a Zero Percent (0%) interest and payable on demand (“Loan”);

WHEREAS, HOLDER wishes to forgive the Loan

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.

Representations and Warranties.

HOLDER hereby represents and warrants to the MAKER that this Settlement and Release is a valid and binding obligation of such party, and enforceable in accordance with its terms.

2.

Release.

HOLDER hereby irrevocably and unconditionally releases MAKER and its past, present and future officers, directors, agents, consultants, employees, representatives and insurers, as applicable, together with all successors and assigns of any of the following, (collectively, the ”Released Parties”), of and from all claims, demands, actions, causes of action, rights of action, contracts, controversies, covenants, obligations, agreements, damages, penalties, interest, fees, expenses, costs, reckonings, remedies, extents, responsibilities, liabilities, suits, and proceedings of whatsoever kind, nature or description, direct or indirect, vested or contingent, known or unknown, suspected or unsuspected, in contract, tort, equity, law, or otherwise, under the laws of any jurisdiction, that HOLDER, his predecessors, legal representatives, successors or assigns, ever had, now has, or hereinafter can, shall, or may have against MAKER, including any matter, cause, or thing whatsoever through, and including the date of this Settlement and Release (“Claims”).

HOLDER agrees that it will not pursue, file or assert or permit to be pursued, filed or asserted any civil action, suit or legal proceeding seeking equitable or monetary relief (nor will it seek or in any way obtain any such relief in any civil action, suit or legal proceeding) in connection with any matter concerning the relationship with MAKER with respect to all of the claims released herein arising with the beginning of the world up to and including the date of this Settlement and Release (whether known or unknown to it and including any continuing effects of any acts or practices prior to the date of execution of this Settlement and Release).

3.

Applicable law and jurisdiction.

This Settlement and Release shall be governed by and construed in accordance with the laws of the State of Florida.

4.

Entire Agreement.

This Settlement and Release may not be changed or altered, except by a writing signed by the parties.  This Settlement and Release constitutes an integrated,  written contract, expressing the entire agreement and understanding between the parties with respect to the subject matter hereof, and supersedes any and all prior agreements and understandings, written or oral, between the parties, except as otherwise provided herein.

5.

Assignment.

HOLDER confirms that he has not assigned or transferred any claim it is releasing, nor has it purported to do so.  If any provision of this Settlement and Release is found to be unenforceable, all other provisions remain fully enforceable.  This Settlement and Release binds HOLDER’s heirs, administrators, representatives, executors, successors and assigns, and will inure to the benefit of all Released Parties and their heirs, administrators, representatives, executors, successors and assigns.

6.

Binding Effect.

ALL PARTIES UNDERSTANDS THAT FOR ALL PURPOSES, THIS SETTLEMENT AND RELEASE WILL BE FINAL, EFFECTIVE, BINDING AND IRREVOCABLE IMMEDIATELY UPON ITS EXECUTION.

7.

Counterparts.

This Settlement and Release may be executed in one or more counterparts, each of which shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

8.

Acknowledgement.

HOLDER acknowledges that it: (a) has carefully read this Settlement and Release in its entirety; (b) has been advised to consult and has been provided the opportunity to consult with legal counsel of his choosing in connection with this Settlement and Release; (c) fully understands the significance of all of the terms and conditions of this Settlement and Release and has discussed them with independent legal counsel or has been provided with a reasonable opportunity to do so; (d) has had answered to his satisfaction any question asked with regard to the meaning and significance of any of the provisions of this Settlement and Release; and (e) is signing this Settlement and Release voluntarily and of his own free will and agrees to abide by all the terms and conditions contained herein.

HOLDER

CONNECT-X CAPITAL MARKETS, LLC

BY:  /s/ Micah J. Eldred

Name: Micah J. Eldred

Title:   Managing Member

BY:  /s/ Carl Dilley

Name: Carl Dilley

Title:   Member

MAKER

ENDURANCE EXPLORATION GROUP, INC.

BY:  /s/ Christine Zitman

Name: Christine Zitman

Title:   Chief Financial Officer